Exhibit 10.55

Notice of Grant of Restricted Stock Unit Award and

Terms and Conditions of Restricted Stock Unit Award

Participant:	[Name]	Award Number:	[ ]
	[Address]	Plan:	2023 Plan
	[Address]	ID:	[ ]

Effective [ ] (the “Award Date”), you (the “Participant”) have been granted an award (the “Award”) of [ ]1 restricted stock units with respect to the Common Stock of Surf Air Mobility Inc. (the “Corporation”).

The Award will become vested as to 50% of the total number of restricted stock units subject to the Award on the Award Date and as to the remaining 50% of the total number of restricted stock units subject to the Award on the first anniversary of the Award Date.1,2

By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Corporation's 2023 Equity Incentive Plan (the “Plan”) and the Terms and Conditions of Restricted Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Restricted Stock Unit Award, together with the Terms, will be referred to as your Award Agreement. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Surf Air Mobility Inc.	Date

[Participant Name]	Date

1 Subject to adjustment under Section 7.1 of the Plan.

2 Subject to early termination under Section 6 of the Terms and Section 7.2 of the Plan.